         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                                                               Exhibit 10.11
                                                               -------------



                    EXCLUSIVE STRATEGIC ALLIANCE AGREEMENT

                                    between

               Engage Technologies, Inc. and ADSmart Corporation

                                      and

                        Cross Beam Networks Corporation


                                January 7, 1998

                               TABLE OF CONTENTS

TABLE OF CONTENTS..........................................................   2

1.   DEFINITIONS...........................................................   3

2.   LOCALIZATION OF SYSTEM................................................   5

3.   LICENSE OF LOCALIZED SYSTEM...........................................   6

4.   MARKETING AND DISTRIBUTION OBLIGATIONS OF XBEAM.......................   8

5.   MARKETING AND DISTRIBUTION OBLIGATIONS OF ADSMART.....................   9

6.   COMPENSATION..........................................................  12

7.   REPRESENTATIONS AND WARRANTIES........................................  14

8.   LIMITATION OF LIABILITY...............................................  15

9.   PROPRIETARY RIGHTS....................................................  15

10.  INDEMNIFICATION.......................................................  17

11.  CONFIDENTIAL INFORMATION..............................................  18

12.  TERM AND TERMINATION..................................................  19

13.  MISCELLANEOUS.........................................................  21


SCHEDULES

Schedule A  --Description of ADSmart System
Schedule B  --ADSmart Marks
Schedule C  --This Page Left Intentionally Blank
Schedule D  --Error Correction
Schedule E  --Implementation Timeline

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                    EXCLUSIVE STRATEGIC ALLIANCE AGREEMENT


     THIS EXCLUSIVE STRATEGIC ALLIANCE AGREEMENT (the "Agreement"), dated as of January 7, 1998 (the "Effective Date"), is by and between Engage Technologies, Inc., with offices at 100 Brickstone Square, Andover, MA, USA 01810 ("Engage") and ADSmart Corporation, with offices at 100 Brickstone Square, Andover, MA, USA 01810 ("ADSmart"), sister companies under common management, and Cross Beam Networks Corporation, with offices at 1-32-2 Harmony Tower 14F Honcho, Nakano-ku, Tokyo, 100 Japan ("Xbeam").

     WHEREAS, ADSmart has developed and operates a system for the sale and distribution of advertisements on the World Wide Web (the "Web"); and

     WHEREAS, Xbeam desires to operate on an exclusive basis within a limited territory a version of such system localized for the Japanese market, and ADSmart agrees to grant Xbeam such rights and develop such localized version on the terms and conditions set forth below.

     NOW, THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

 1.  DEFINITIONS.

     As used herein, the following capitalized terms shall have the meanings set forth below.

     1.1 "Ad Services" means the provision by Xbeam, solely in conjunction with ADSmart's provision of Interim System Services as set forth in Section 5.1 or Xbeam's use of the Localized System pursuant to Section 3, to Customers who are advertisers and ad agencies, of the following advertisement sales and management services, which are similar to the services provided by ADSmart to its network of Web sites: Web media placement services, campaign-based ad serving and management services, sales representation (including site promotion to advertisers and agencies, audience promotion to advertisers and agencies, proposal generation, client support, campaign and revenue reporting, overall marketing and branding of the network of Xbeam affiliated Web sites) and management services (including order entry and provision of sales automation for a site's sales force, creative management and approval, ad serving and targeting, client support, campaign reporting and billing and collections).

     1.2 "Affiliate" means any person or entity directly or indirectly Controlling, Controlled by or under common Control with either party, as the context may require. "Control" shall mean an ownership interest of more than fifty percent (50%).

     1.3 "Confidential Information" means, subject to the limitations set forth in Section 11 of this Agreement, any written or visual, technical, trade secret or business information of either party hereto or an Affiliate (the "Disclosing Party") which is confidential or proprietary in nature and specifically designated as confidential or proprietary or, where orally or visually disclosed, reduced to writing by the Disclosing Party within three (3) days after the disclosure, including, without limitation, the following: business plans and/or strategy, the System and the Localized System, in whole or in part, business activities (past, present and future), pricing, financial information, product development, customer information and the terms and conditions of this Agreement.

     1.4 "Customer" means a person with a primary residence, or an entity with a principal place of business or corporate headquarters, in the Territory that purchases Ad Services from Xbeam as contemplated hereunder.

     1.5 "Derivative Works" means works that are based upon the System and Localized System, in whole or in part, such as a revision, modification, translation, abridgment, condensation, expansion, or any other form in which the System or Localized System may be recast, transformed, or adapted, and which, if prepared without authorization of the owner of the copyright in the System or Localized System would constitute a copyright infringement.

     1.6 "Documentation" means the administrator and user documentation of software and processes, provided in hard copy or electronic on-line format, required for the intended and proper use of the System or the Localized System, as the context may require.

     1.7 "Enhancements" means new features added to the System or Localized System.

     1.8 "Error" means a Class 1, Class 2 or Class 3 error, as defined in Schedule D
----------

     1.9 "Internationalized System" means the core code base which is double byte enabled or further enhanced and which supports the System to be localized.

     1.10 "Localized System" means the version of the System localized pursuant to Section 2 for use solely in the Territory.

     1.11 "Proprietary Materials" has the meaning set forth in Section 10.1.

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


     1.12 "Revenues" means the [**] that Xbeam or AdSmart, as applicable, charges a customer for Ad Services and/or management services, less (i) an agency discount (typically [**] percent), if applicable, and (ii) the amount(s) paid by Xbeam and AdSmart, as applicable, to the Web site(s), if any, on which ads were placed.

     1.13 "System" means the ADSmart proprietary materials, techniques, processes and know-how, including computer software, Documentation and related materials, as further described in Schedule A.
                                   ----------

     1.14  "Term" has the meaning set forth in Section 12.

     1.15  "Territory" means the country of Japan.

 2.  LOCALIZATION OF SYSTEM.

     2.1   ADSmart Obligations.  With the assistance and cooperation of Xbeam as
           -------------------
set forth in Sections 2.2, 2.3 and 2.4, ADSmart shall according to schedule as set forth in Schedule E use best efforts to localize the System and deliver the System and Localized System to Xbeam, and provide updates and revisions thereof on an ongoing basis, including double byte-enablement, user interface, translation of user interface and end user documentation and modification of operational policies and procedures. ADSmart shall be solely responsible for the Localized System and System, excluding all contributions solely by Xbeam.

     2.2   Xbeam Obligations.  Xbeam shall use vigorous and diligent efforts to
           -----------------
provide ADSmart assistance required for ADSmart to comply with its obligations under Section 2.1, including advising ADSmart on the legal, cultural and other requirements for the Localized System and providing ADSmart the financial and/or personnel resources available for Xbeam and agreed by parties for reduction of the amount of the costs pursuant to Section 2.5.

     2.3   Testing of Localized System. Upon initial completion of the Localized
           ---------------------------
System, ADSmart shall provide one (1) copy of the Localized System and (1) copy of the Documentation thereof to Xbeam to be used solely for testing purposes and not for any productive or other use. Xbeam shall test the Localized System, and, in accordance with Schedule D, shall promptly report to ADSmart any substantial
                   ----------
Errors related to the Localized System. ADSmart shall address such Errors as set forth in Schedule D.
         ----------

     2.4   Receipt of Localized System for service by Xbeam.  After successful
           ------------------------------------------------
testing of the Localized System according to operational criteria to be mutually

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


established and accepted by the parties, Xbeam shall submit to ADSmart written certification of acceptance of the Localized System.

     2.5  Costs and Expenses of Localization Efforts. The parties shall share
          ------------------------------------------
equally the cost and expense incurred by ADSmart in internationalizing and localizing the System, both initially and applicable to later new releases (the "Expenses") provided that Xbeam's share of the Expenses shall not exceed [**] payable on a monthly basis as expenses are accrued ("Xbeam's Share") the ADSmart sends invoices to Xbeam with proper voucher. Notwithstanding the foregoing provision, the amount of the costs borne by Xbeam shall, after prior agreement by both parties, be reduced if Xbeam provides engineering resources for localization. The amount of the reduction shall be decided based on the amount of the engineering resources provided by Xbeam as agreed by parties before Xbeam provides engineering resources. Xbeam shall not be required or obliged to bear any costs other than those of internationalization and localization of the System for Japan pursuant to this provision.

     Xbeam's payment, or reimbursement, of monies to ADSmart pursuant to this
Section 2 shall be in accordance with Section 6.4.

     2.6  Localization of On-Going Features and Enhancements.  Xbeam agrees to
          --------------------------------------------------
share equally the costs and expense incurred by ADSmart for any on-going features and enhancements, which have not been developed and planned to be developed for US market, to the System and Localized System required specifically for the Japanese market.

 3.  LICENSE OF LOCALIZED SYSTEM.

     3.1  Grant of Rights.  Provided that Xbeam timely pays all fees due ADSmart
          ---------------
hereunder and otherwise complies with the terms of this Agreement during the term of this Agreement, ADSmart grants to Xbeam a non-transferable, exclusive right, with the right of sublicence to the joint venture when established by Xbeam and ADSmart and/or third parties which Xbeam shall be free to select subject to AD Smart's prior approval, such approval not being unreasonably withheld, (provided that in the joint venture Sumitomo Corporation has a controlling interest in the joint venture and Xbeam shall create a joint venture with no more than one (1) ad network at any one time), for the operation of the System or Licensed System in Japan to use only internally the object code version of the System, subject to Section 5.1, and the Localized System solely for the purpose of performing Ad Services in the Territory for Customers, and not for internal advertising purposes or for Affiliates, unless Xbeam shall compensate ADSmart for such uses as provided in Section 6.1. Xbeam

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

may make two (2) back-up copies of the Localized System. Prior to the completion, testing and delivery of the Localized System as set forth in Section 2, ADSmart shall provide Xbeam with the System services set forth in Section 5.1 so that Xbeam can market and sell Ad Services in the Territory on an interim basis.

     3.2  Restrictions.  Xbeam may not use the System or Localized System for
          ------------
any purpose other than that specified in Section 3.1. Xbeam shall not, and shall not permit any employee, contractor or other third party to, use, modify, copy, disclose, publish, distribute, assign, sublicense, sell, rent, lease, transfer, reverse engineer, disassemble, decompile, dispose of, or use for "outsourcing" or "service bureau" purposes the System or Localized System, in whole or in part, except as specifically permitted herein. Xbeam has the right to request modifications to the Oracle database tables and ADSmart shall respond to such enhancement requests as specified in Schedule D or give approval to modify to Xbeam. All of Xbeam's rights to use the System and Localized System are expressly stated herein; there are no implied rights and ADSmart reserves all rights not expressly granted to Xbeam. All clickstream data collected by Xbeam in furtherance of this Agreement shall be used by Xbeam only for the purpose of
(i) the targeting of AdSmart ads in the Territory and (ii) providing consulting services to AdSmart customers in the Territory by analyzing the clickstream data using software tools licensed from Engage.

     3.3  Misuse of System or Localized System.  Xbeam shall provide ADSmart
          ------------------------------------
with written notice of any material breach of this Agreement, including any misuse of the System or Localized System by Xbeam, where misuse is defined as any usage beyond that specified in Section 3.2 or expressly authorized under the terms and conditions of this Agreement (hereafter 'Misuse'), excluding with ADSmart's prior approval, such approval shall not be unreasonably withheld, including but not limited to (i) copying, sale, rental, distribution or repackaging of the System, Localized System and clickstream data in any form;
(ii) use of the System, Localized System or clickstream data for sites outside the ADSmart network in the Territory; (iii) use of the System, Localized System or clickstream data with software tools other than those provided by ADSmart and Engage; and (iv) operating the System, Localized System and clickstream data on hardware and software platforms not certified by ADSmart or Engage; and (v) modifying Oracle database tables for the System or Localized System. If Xbeam materially breaches the terms of this Agreement or if Xbeam Misuses the System or Localized System and such breach or Misuse is not cured within thirty (30) days after written notice thereof from Xbeam, ADSmart shall have no further obligation with respect to any warranty, support or maintenance of the part of the System or Localized System, and, notwithstanding any provision to the contrary herein, Xbeam shall not be entitled to a refund of any amounts paid to ADSmart and shall discontinue all Ad Service operations in Japan.

     3.4  Equitable Relief.  Xbeam acknowledges that the Misuse of ADSmart's
          ----------------
System or Localized System will substantially diminish the value to ADSmart of the System and/or Localized System and cause irreparable injury in a short period of time, and that ADSmart's remedy at law for such Misuse is inadequate. Accordingly, if Xbeam materially breaches any of its obligations with respect to the use of the System or Localized System, ADSmart shall be entitled to equitable relief to protect its interests therein, induding, but not limited to, preliminary and permanent injunctive relief, in addition to any other remedies it may have.

     3.5  Marketing and Sale of Xbeam Ad Services.  The parties respective
          ---------------------------------------
obligations regarding the marketing and sale of the Ad Services are set forth in Sections 4 and 5.

 4.  MARKETING AND DISTRIBUTION OBLIGATIONS OF XBEAM.

     With respect to marketing and sale of Ad Services, Xbeam shall have the following obligations:

     4.1  Market Development.  Xbeam shall, at all times during the Term, use
          ------------------
its best efforts to develop the market for the Ad Services and to sell the Ad Services in the Territory in a vigorous and diligent manner which shall favorably reflect upon ADSmart's name, trademarks and the quality of its System and Localized System.

     4.2  Advertising and Promotion.  Xbeam shall use its efforts through its
          -------------------------
sales and merchandizing programs to advertise and promote the Ad Services throughout the Territory in an adequate manner. Xbeam shall be responsible for:
(i) the distribution of all advertising and promotional materials provided to Xbeam by ADSmart; (ii) the translation of such materials as well as all instructional materials provided to Xbeam by ADSmart, as necessary to meet legal and marketing requirements; and (iii) the distribution of advertising and promotional materials, at Xbeam's expense, as appropriate in fulfilling its obligations hereunder to develop the market for the Ad Services. For the foregoing, ADSmart shall furnish to Xbeam, at no cost, with a reasonable quantity of advertising, promotional and instructional materials, including catalogues, quotation sheets, specifications and technical data in an electronic on-line format. All advertising, promotional and instructional materials not supplied by ADSmart, including any translations of any English-language materials provided by ADSmart, must be approved in writing by AD Smart prior to use. Xbeam further agrees that ADSmart shall own all rights to and interests in any such translation of materials and shall undertake any necessary action to perfect such rights and interests. All such materials shall remain the sole and exclusive property of ADSmart and, except insofar as they are distributed by Xbeam in the course of its performance of its duties under this Agreement, must be promptly destroyed in accordance with Section 12.7 hereof upon the expiration or termination of this Agreement.

     4.3  Xbeam Prices.  Xbeam shall be free to establish its own pricing for Ad
          ------------
Services that it sells. Xbeam shall notify ADSmart of its pricing, as in effect from time to time.

     4.4  Facilities and Staff.   Throughout the term of this Agreement Xbeam
          ---------------------
shall maintain the facilities and a staff of competent sales, marketing, technical and support personnel reasonably necessary to properly market, service and support the Ad Services in the Territory. ADSmart shall not be responsible for any performance failures significantly due to Xbeam's facilities or staff. Xbeam shall be solely responsible for upgrades required by any third party hardware, software and communications systems listed in Schedule A as well as
                                                        ----------
staying current on all third party hardware, software and communications systems listed in Schedule A. If the equipment, staff, facilities and personnel are not
          ----------
sufficient for ADSmart to fulfill its obligations then the penalty in Section
6.2 will not be applied.

     4.5  Training.  Xbeam shall be responsible for the instruction and training
          --------
of its personnel as may be necessary to effectively support, market and distribute the Ad Services in the Territory. Without limiting the foregoing, Xbeam shall ensure that an adequate number of its (i) sales and technical personnel attend the ADSmart sales and technical training courses described in
Section 5.4; and (ii) technical and support personnel receive formal training from third-party certified trainers in Oracle database applications, Oracle web server software, the Solaris operating system and third party router vendor classes to the extent necessary or appropriate for the performance by Xbeam of this Agreement.

     4.6  Books and Records.  Xbeam shall keep accurate and complete books and
          -----------------
records of all sales of all Ad Services, whether such services are provided by Xbeam or by ADSmart (as set forth in Section 5.7). Upon the reasonable prior request of ADSmart, Xbeam shall permit ADSmart and its agents and representatives, at ADSmart's cost and expense, to review such books and records for the sole purpose of ensuring the accuracy of the amounts payable hereunder pursuant to Section 6. Such audits shall be carried out at reasonable times and in a manner that does not disrupt or otherwise adversely affect the conduct of Xbeam's business. If an audit reveals that Xbeam has failed to account accurately for any amounts due ADSmart, Xbeam shall promptly pay ADSmart such amounts, and reimburse ADSmart for the cost and expense of such audit.

     4.7  Support.  Xbeam shall be responsible for (i) communicating with all
          -------
Customers regarding maintenance and support, (ii) replicating and documenting errors and problems identified by Customers, and (iii) reporting such errors and problems to ADSmart. ADSmart shall have no direct responsibility for Xbeam's Customers, but shall be responsible for performing error correction, as provided in Schedule D.
   ----------

     4.8  Non-Competition.  Xbeam shall not, during the Term, research, design,
          ---------------
develop, sell, market or distribute in the Territory, either directly or indirectly, any service or product that may reasonably be regarded as competitive with the Ad Services or Localized System, and shall keep ADSmart fully informed regarding any services or products that might be considered so competitive whether then being researched, designed, developed, distributed or being considered for distribution by Xbeam, Xbeam also shall provide current market information to ADSmart on a regular basis, including without limitation, general economic trends and conditions affecting the industry, competitor activities, customer attitudes and reactions, and other relevant information.

 5.  MARKETING AND DISTRIBUTION OBLIGATIONS OF ADSMART.

     With respect to Xbeam's marketing and sale of the Ad Services, ADSmart shall have the following obligations:

     5.1  Interim System Services.
          -----------------------

          a.   Commencing as per Schedule E and continuing in effect through the
                                 ----------
date that the Localized System is first used by Xbeam for productive purposes as set forth in subsection 5.1(b), hereinafter the Interim Period, ADSmart, at its facilities, where Xbeam shall bear the costs of setting up the Xbeam advertising center including hardware and software platform costs (hereafter the 'Interim Equipment') and communications costs of establishing the interim system in Japan, shall provide Xbeam the services set forth in Schedule A according to the
                                                     ----------
schedule in Schedule E for Xbeam to market and sell Ad Services to Customers in
            ----------
the Territory on an interim basis. At the conclusion of the Interim Period, Xbeam shall be responsible for all transportation costs, tariffs and taxes associated with shipping the Interim Equipment to the designated Xbeam facilities in Japan.

          b. ADSmart shall endeavor, as soon after the Effective Date as commercially practicable, to provide Xbeam a copy of the System solely for Xbeam to market and sell Ad Services to Customers in the Territory on an interim basis. Xbeam's limited right to use the System under this subsection shall terminate upon the date of its first productive use of the Localized System, whereupon Xbeam shall immediately cease all use of the System and return to ADSmart all tangible elements of the System, including without limitation all software and documentation.

          c. Xbeam is responsible for managing ad campaigns for their customers, including proposal generation, order entry, order reservation, booking and scheduling, creative submission and approval, inventory management, reporting and billing, and ADSmart will provide web-based interfaces and access rights to the advertising database applications during the Interim Period to enable Xbeam to do so.

     5.2  Advertising Material.  ADSmart shall make available to Xbeam at no
          --------------------
charge a reasonable supply of printed English language advertising, instructional and promotional material for use by Xbeam in carrying out its obligations in the Territory under this Agreement together with the electronic on-line format thereof Such materials shall remain the sole and exclusive property of ADSmart and, except insofar as they are distributed by Xbeam in the course of its performance of its duties under this Agreement, must be promptly returned to ADSmart or destroyed in accordance with Section 12.7 hereof upon the expiration or termination of this Agreement.

     5.3  Quality and Delivery.  ADSmart shall use best efforts to ensure that
          --------------------
the Localized System is of a quality consistent with its intended use.

     5.4  Training.  At no charge to Xbeam, ADSmart shall make available initial
          --------
technical training to Xbeam technical operations staff, customer service manager and database administrator at a location designated by ADSmart to train representatives of Xbeam to properly perform the Ad Services; provided that Xbeam shall be responsible for payment of all associated travel, lodging, meal and other expenses of Xbeam personnel. ADSmart will also endeavor to make reasonably available further training services, support services, and in the event of an emergency, including telephone support and localized system repair services.

     5.5  Improvements.  ADSmart shall provide written notice to Xbeam of new
          ------------
models of, and improvements and enhancements to, the System that become available for use by Xbeam in the Territory, and the localized models, improvements and enhancements shall be considered to be part of the Localized System defined in Section 1.10. Xbeam shall provide written notice to ADSmart regarding enhancements specifically required for the Japanese market in the Territory and for any joint venture created as per Section 3.1. ADSmart will respond to these requests as per Schedule D and Xbeam will share equally the
                                 ----------
costs incurred by ADSmart for these enhancements according to Section 2.6.

     5.6  Exclusivity.  During the Term, ADSmart will sell the Ad Services in
          -----------
the Territory exclusively to and through Xbeam, subject to the exclusivity granted in Section 3.1 and will refer to Xbeam any orders or inquiries concerning sale of Ad Services in the Territory.

     5.7  Use of ADSmart's Network of Web Sites by Customer.  Notwithstanding
          -------------------------------------------------
any provision contained herein to the contrary, ADSmart shall, during the Term, use vigorous and diligent efforts to provide ad services using ADSmart's System and network of Web sites to Customers referred by Xbeam. If ADSmart accepts such an order, ADSmart shall pay to Xbeam a Commission of five percent (5%) of the Revenues derived, attributable or reasonably imputed to the sale or use of services provided by ADSmart to such Customer. ADSmart hereby agrees that Xbeam may, for and on behalf of ADSmart and at its discretion, receive the service charges, fees or commissions to be received by ADSmart from the Customers in respect of said service, and that Xbeam may deduct and set off the commission to be paid by ADSmart to Xbeam hereunder from and against such service charges, fees or commissions to be paid by Xbeam to ADSmart.

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


     5.8  Commitment to Technology.  ADSmart has an intention to continue during
          ------------------------
the Term its involvement and investment in web media technology, and to maintain its efforts to develop and market leading-edge technology.

     5.9  Right of First Refusal.  The parties agree to work together for the
          ----------------------
drafting and negotiation of a Letter of Intent between Sumitomo Corporation ("Sumitomo") and Engage for the purposes of granting to Sumitomo the right of first refusal for creating a business relationship between Sumitomo and Engage whereby Sumitomo would become an exclusive license of Engage's global clickstream repository and associated software for use in the Territory.

6.   COMPENSATION.

License Fee.

     6.1 In consideration of the exclusive license granted and the technical assistance and services to be rendered by ADSmart hereunder, Xbeam agrees to pay to ADSmart:

          a. a down payment of [**] (the "Initial Fee") which shall be paid within thirty (30) days after the Effective Date by telegraphic transfer remittance to the bank account of ADSmart to be designated by ADSmart, provided that, if this Agreement is terminated by Xbeam for any material breach of the Agreement by ADSmart, and excluding any termination of the Agreement by ADSmart pursuant to Article 12.2 and 12.3 or termination of the Agreement by Xbeam pursuant to Section 12.9, ADSmart shall immediately refund to Xbeam an amount equal to the Initial Fee less the amount set forth below:

     Time of Termination of this Agreement                    Amount
     -------------------------------------
     (Each Year being measured from the Commencement Date)
     -----------------------------------------------------
     First Year                                                [**]
     Second Year                                               [**]
     Third Year                                                [**]
     Fourth Year                                               [**]

and;

          b. the Annual License Fee amount set forth below for the Second Year to the Fourth Year (each year being measured from the Commencement Date on which ADSmart commences provision of the interim system set forth in Section 5.1 (the the Annual License Fee amount set forth below for the Second Year "Commencement Date"):

First Year                    [**]
Second Year                   [**]
Third Year                    [**]

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


Fourth Year                   [**]

Fifth Year and each           [**] of the Revenue (the "Running Royalty")
year thereafter

if the parties hereto acting in good faith have not agreed to modify terms and conditions within the last [**] to the end of the [**] as measured from the Commencement Date. In the event of formation of a joint venture as per Section 3.1, the [**] Running Royalty payable by Xbeam to ADSmart shall be applied to the aggregate revenue of the joint venture.

Within thirty (30) days after the Effective Date Xbeam shall pay to ADSmart the Annual License Fee for the First year, and by end of prior year for Second to Fourth year. Within thirty (30) days after the end of each calendar quarter or after termination, Xbeam shall pay to ADSmart the Running Royalty (for the Fifth year and each year thereafter) accrued during such calendar quarter or any period immediately prior to the termination. The above payment shall be made by Xbeam to ADSmart by telegraphic transfer remittance to the bank account of ADSmart to be designated by ADSmart.

For the Fifth Year and each year thereafter Xbeam shall pay ADSmart [**] if the parties hereto acting in good faith have not agreed to modify terms and conditions within the last [**] to the end of the [**] as measured from the Effective Date, as Prepaid Royalty to be credited against the Running Royalty which shall be paid by the end of Prior year of such year, provided that, if this Agreement is terminated by Xbeam for any material breach of the agreement by ADSmart, excluding any termination of the Agreement by ADSMART pursuant to
Article 12.2 and 12.3 or termination of the Agreement by Xbeam pursuant to
Section 12.9, ADSmart shall immediately refund to Xbeam the amount equal to the amount of the Prepaid Royalty less the aggregate amount of the Running Royalty which has accrued until such termination in such year.

For the avoidance of doubt, if this Agreement is terminated or expires for any reason, Xbeam shall not be obligated or required to pay any further Annual License Fee for the years following the year in which the Agreement is terminated or expires.

     6.2  Delayed Delivery.   If the completion of the Localized System will be
          ----------------
delayed beyond Schedule F, ADSmart shall be obligated to Xbeam [**] for every
               ----------
[**] the Localized System has not been completed as per Schedule E.

     6.3  Reimbursement for Localization Efforts.  ADSmart shall submit invoices
          --------------------------------------
to Xbeam for reimbursement of costs and expenses incurred by ADSmart in the localization effort with the relevant voucher. Subject to the limitation set forth in Section 2.4, Xbeam shall pay such invoices within thirty (30) days of receipt.

     6.4  Payment.  All payments due to ADSmart hereunder shall be paid in full
          -------
in U.S. Dollars without deduction for import duties or other charges of any nature whatsoever (except as stated in Section 6.6), by wire transfer, to such bank or account as ADSmart may from time to time designate in writing. All costs incurred in connection with such wire transfer shall be the responsibility of Xbeam.

     6.5  Overdue Amounts.  In addition to any other remedies available to
          ---------------
ADSmart hereunder, if Xbeam fails to pay any amounts due and owing within thirty
(30) days of the date the amounts become due and payable, then Xbeam shall pay ADSmart a late payment charge in U.S. Dollars) equal to one and one-half percent (1.5%) per month on all overdue amounts, or the maximum percentage permitted by law, whichever is lower, together with all costs and expenses incurred by ADSmart in collecting such overdue amounts.

     6.6  Taxes.  Payments from Xbeam to ADSmart hereunder are exclusive of any
          -----
sales, use and/or all other taxes or duties, however designated, except for (i) taxes on AD Smart's net income and (ii) withholding taxes on the Initial Fee, License Fee and Running Royalty payments payable the fifth year and each year thereafter as per Section 6.1(b) that are required to be paid by Xbeam to a Japanese taxing authority, if any. Any such taxes or duties required to be withheld and paid by Xbeam shall be borne by ADSmart, provided that Xbeam shall furnish ADSmart with all related tax receipts or other evidence showing payment of any such taxes.

 7.  REPRESENTATIONS AND WARRANTIES.

     7.1  ADSmart Representations and Warranties.  ADSmart hereby represents and
          --------------------------------------
warrants that:

          a.   Authority to Enter into Agreement.  ADSmart has full power and
               ---------------------------------
authority to enter into this Agreement and to perform hereunder. This Agreement has been duly authorized, executed and delivered by ADSmart and constitutes a valid and binding obligation of ADSmart.

          b.   Right to Grant License.  ADSmart has all the necessary right,
               ----------------------
title and interest in the System and Localized System to grant the licenses contemplated herein.

          c.   Other Agreements.  This Agreement and the licenses contemplated
               ----------------
herein do not and will not violate the terms of any other agreement or license between ADSmart and any third party.

          d.   DISCLAIMER.  THE WARRANTIES STATED ABOVE IN THIS SECTION 7.1 ARE
               ----------
THE ONLY WARRANTIES MADE BY AD SMART. ADSMART DOES NOT MAKE AND HEREBY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF
MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.

     7.2  Xbeam's Representations and Warranties.  Xbeam hereby represents and
          --------------------------------------
warrants that:

          a.   Authority to Enter into Agreement. Xbeam has full power and
               ---------------------------------
authority to enter into this Agreement and to perform hereunder. This Agreement has been duly authorized, executed and delivered by Xbeam and constitutes a valid and binding obligation of Xbeam.

          b.   Other Agreements.  This Agreement and the licenses contemplated
               ----------------
herein do not and will not violate the terms of any other agreement or license between Xbeam and any third party.

          c.   DISCLAIMER.  THE WARRANTIES STATED ABOVE IN THIS SECTION 8.2 ARE
               ----------
THE ONLY WARRANTIES MADE BY XBEAM. XBEAM DOES NOT MAKE AND HEREBY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.

8.   LIMITATION OF LIABILITY

     ADSMART'S LIABILITY FOR DAMAGES TO XBEAM FOR ANY CAUSE, REGARDLESS OF THE FORM OF ACTION, SHALL NOT EXCEED THE LESSER OF (i) XBEAM'S ACTUAL DAMAGES OR
(ii) THE AGGREGATE AMOUNT PAID TO ADSMART BY XBEAM UNDER THIS AGREEMENT AS OF THE DATE SUCH LIABILITY IS INCURRED. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY THIRD PARTY FOR ANY DAMAGES CAUSED BY A PARTY'S FAILURE TO PERFORM ITS COVENANTS AND RESPONSIBILITIES HEREUNDER, BY REASON OF NEGLIGENCE OR OTHERWISE. ADSMART SHALL NOT BE LIABLE TO XBEAM OR ANY THIRD PARTY FOR DAMAGES CAUSED BY XBEAM'S REPAIRS OR ALTERATIONS TO THE SYSTEM OR LOCALIZED SYSTEM WITHOUT AD SMART'S PRIOR WRITTEN APPROVAL.

     NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR PUNITIVE, INCIDENTAL, INDIRECT, SPECIAL, RELIANCE, EXEMPLARY, COVER, OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS, COSTS OF DELAY, ANY FAILURE OF DELIVERY, COSTS OF LOST OR DAMAGED DATA OR DOCUMENTATION, OR LIABILITIES TO THIRD PARTIES ARISING FROM ANY SOURCE, EXCEPT AS REQUIRED BY APPLICABLE LAW.

9.   PROPRIETARY RIGHTS.

     9.1  Ownership of System and Localized System. Title to, and ownership of,
          ----------------------------------------
the System and Localized System, as well as any Derivative Works, translations, releases or other versions thereof, including all patents, copyrights and other intellectual property rights applicable thereto (collectively, the "Proprietary Materials"), are and shall at all times remain solely and exclusively with ADSmart, notwithstanding that Xbeam may contribute to the cost of or participate in the making of such Proprietary Materials. Xbeam hereby assigns, and agrees to assign in the future, to ADSmart and its successors and assigns, ownership of all such Proprietary Materials, including all intellectual property rights therein. From time to time upon ADSmart's request, Xbeam shall make such further assignments and confirm such assignment by execution and delivery of such assignments, confirmations of assignment, or other written instruments as ADSmart may request. Except as specifically set forth in this Agreement, Xbeam shall have no other rights to use the Proprietary Materials.

     9.2  Xbeam Compliance.  Xbeam agrees to abide by the terms of all patent,
          ----------------
trademark, copyright and other proprietary notices contained on any of ADSmart's printed materials or Localized System made available by ADSmart to Xbeam pursuant to this Agreement. Xbeam agrees that it will not at any time do anything which may adversely affect the registration, validity or enforceability of any trade secret, patent, trademark or copyright of ADSmart or the rights of ADSmart therein. In addition, Xbeam shall not, and shall not permit any other person or entity to, attempt to reverse engineer, disassemble, re-engineer, decompile, or otherwise discover or recreate the structural framework or functionality of the Localized System, in whole or in part, including without limitation any computer software in the Localized System.

     9.3  AD Smart's Proprietary Rights. Xbeam acknowledges that it has no
          -----------------------------
interest in, and agrees that it will not at any time assert or claim any interest in, nor register or attempt to register, AD Smart's trademarks, trade names, insignias, or logos set forth on Schedule B attached hereto and
                                        ----------
incorporated herein (the "Marks") or any Marks confusingly similar thereto, and will cooperate with ADSmart to secure ADSmart's registration of such Marks in the Territory at ADSmart's cost and expense. Except in printed materials made available by ADSmart to Xbeam, any use of such Marks shall be subject to ADSmart's prior written approval. Xbeam shall not use the name "ADSmart" in the name of the Xbeam without prior written permission from ADSmart. Xbeam shall immediately notify ADSmart, upon discovery thereof, of any infringement or potential infringement of ADSmart's interests in the Marks and undertakes to cooperate with ADSmart in its efforts to cure such infringement at ADSmart's cost and Expense.

     9.4  License to Use Marks.  ADSmart hereby grants Xbeam a non-transferable,
          --------------------
exclusive, royalty-free license to use the Marks in the Territory for the Term, provided that the Marks are used solely in connection with the marketing and sale of the Ad Services. Upon termination or expiration of this Agreement, Xbeam shall immediately take all action necessary to transfer and assign to ADSmart, or its nominee, any right, title or interest in or to any of the Marks, and all goodwill related thereto, and Xbeam shall immediately cease to use any Mark of ADSmart.

     9.5  No Association with Other Localized System.  Xbeam shall not advertise
          ------------------------------------------
or promote the Ad Services or Localized System in any manner that could imply ADSmart's association with or endorsement of any non-ADSmart products or services.

     9.6  No Interference with Marks.  Xbeam shall not change, alter or remove
          --------------------------
any Mark, patent notice, copyright notice or any other designation affixed to any Localized System, and shall not attach any additional designation to any such Localized System.

     9.7  Change of the Marks.  If for any reason ADSmart should change the
          -------------------
trade name or trademark of its service offering, currently identified as "the ADSmart Network," Xbeam shall have the right to use the new trade name or trademark under the same terms and conditions as any earlier trade name or trade mark licensed to Xbeam as per this Agreement.

10.  INDEMNIFICATION.

     10.1 ADSmart Duty of Indemnification.  ADSmart will indemnify and hold
          -------------------------------
harmless Xbeam from all demands, costs, damages, expenses, including reasonable attorneys' fees, and liabilities for any claim or suit ("Claim") brought against Xbeam by a third party (i) alleging that the use of the System or Localized System by Xbeam, its directors, officers employees or agents hereunder infringes upon any U.S. trademark, copyright, or trade secret, existing as of the Effective Date of this Agreement or (ii) based on the System or Localized System, if such Claim does not concern the actions of inaction of Xbeam, its Affiliates, or their respective directors, officers employees or agents; provided that Xbeam gives ADSmart written notice of the Claim of infringement within ten (10) days of the date of notice of the same to Xbeam and Xbeam gives ADSmart all necessary information, reasonable assistance and sole authority to defend and/or settle the Claim. At ADSmart's option, it may satisfy its entire obligation under this paragraph by: (a) modifying or replacing the System or Localized System so that it performs comparable functions without material degradation in efficiency and without infringement; (b) obtaining a royalty-free license for Xbeam to use the infringing portion of the System or Localized System; or (c) refunding to Xbeam the fees paid with respect to the infringing portion of the System or Localized System less a pro-rata usage charge. ADSmart shall have no liability for any claim or infringement based on (x) use or combination of the System or Localized System with equipment, devices, software, data or equipment not supplied by ADSmart; (y) the System or Localized System having been modified by Xbeam, an Affiliate or a third party without the prior written consent of ADSmart; (z) use of the System or Localized System in a manner for which the System or Localized System was not designed.

     10.2 Xbeam Duty of Indemnification.  Xbeam shall indemnify and hold
          -----------------------------
harmless ADSmart from all demands, costs, damages, expenses, including reasonable attorneys' fees, and liabilities for any claim or suit ("Claim") brought against ADSmart by a third party (i) alleging infringement resulting from or arising out of the importation, manufacture, sale or use of the system or Localized System in combination with another item not furnished by ADSmart,
(ii) alleging negligence of Xbeam, its directors, officers, employees, or agents, or (iii) failing to allege facts that would, assuming their veracity, constitute a material breach of this Agreement by ADSmart; provided that ADSmart gives Xbeam written notice of such Claim within ten (10) days of the date of notice of the same to ADSmart and ADSmart gives Xbeam all necessary information, reasonable assistance and sole authority to defend and/or settle the Claim.

     10.3 LIMITATION OF LIABILITY.  THE PROVISIONS OF THIS SECTION 10 STATE THE
          -----------------------
ENTRE LIABILITY OF ADSMART FOR PATENT, TRADEMARK, COPYRIGHT, TRADE SECRET AND ALL OTHER PROPRIETARY RIGHT INFRINGEMENT BY THE SYSTEM, LOCALIZED SYSTEM OR ANY MARK FURNISHED HEREUNDER.

11.  CONFIDENTIAL INFORMATION.

     11.1 Confidential Treatment.  In the performance of this Agreement or in
          ----------------------
contemplation thereof, each "Party" (which, for purposes of this Section 11 shall include each party's Affiliates, employees, contractors and agents) may disclose or receive sensitive Confidential Information. Accordingly, each Party shall (i) hold in strict confidence Confidential Information of the other Party,
(ii) refrain from using, copying or publishing, disclosing Confidential Information of the other Party, except strictly as necessary to perform its obligations hereunder, and (iii) return Confidential Information of the other Party at the Party's request. A Party disclosing Confidential Information hereunder shall retain sole ownership of the contents of such information. Nothing contained in this Section shall restrict either Party with respect to information that becomes publicly available to a Party through no fault of such Party, was lawfully received from a third party who rightfully acquired it and did not obtain it in violation of any confidentiality agreement, or was required to be disclosed by a court or other governmental authority and reasonable notice was given to the disclosing Party. The Parties hereby acknowledge that the burden of proving the exceptions set forth above resides with the Party receiving such information.

     Xbeam shall not publish, disclose, disseminate or use the ideas, concepts, know-how or techniques related to the System or Localized System disclosed by ADSmart hereunder; provided, however, that Xbeam shall be allowed to disclose such information solely to the extent reasonably necessary to market and sell Ad Services to Customers and prospective Customers.

     This Section 11.1 shall survive termination or expiration of this Agreement for a period of three (3) years.

     11.2 Equitable Relief.  If either Party breaches any obligation with
          ----------------
respect to the use or confidentiality of the Confidential Information, the other Party shall be entitled to equitable relief to protect its interests therein, including without limitation preliminary and permanent injunctive relief in addition to any other remedies it may have.

     11.3 Publicity.  Neither Party shall identify the other as having entered
          ---------
into a strategic alliance relationship or into this Agreement in any advertising, promotional literature or any other material, whether in written, electronic or other form, distributed to any third party, without obtaining the prior written approval of the other Party. Neither party may disclose the terms of this Agreement to any third party.

12.  TERM AND TERMINATION.

     12.1 Term.  This Agreement shall commence as of the Effective Date and
          ----
continue for a period of four (4) years after the Commencement Date, and thereafter shall automatically renew for successive two (2)-year terms (the "Term"); provided that either party may terminate this Agreement by giving the other party written notice no later than sixty (60) days prior to the expiration of the initial or any renewal term.

     12.2 Events Permitting Termination.  Either party shall have the right to
          -----------------------------
terminate this Agreement, effective immediately, upon written notice to the other party in the event any of the following should occur:

          a. The other party becomes insolvent; is adjudicated bankrupt; a receiver, trustee or custodian is appointed for it; there is an assignment of the other party's business for the benefit of creditors; the other party liquidates or dissolves; or the occurrence of any action or event involving Xbeam which is, in the Territory, the equivalent of one or more of the events described in this subsection;

          b. The other party ceases to conduct its operations in the normal course of business;

          c. If any merger or consolidation occurs, which materially adversely affects the ability of ADSmart or Xbeam to fulfill its obligations hereunder; or

          d. Any Misuse of the System or Localized System by Xbeam, as defined in Sec. 3.3, and such Misuse is not cured within thirty (30) days after written notice thereof from ADSmart to Xbeam; or

          e. Any change in control of Xbeam or Xbeam comes under the control of any third party other than Sumitomo Corporation or any sale of all or substantially all of the assets of Xbeam or if Sumitomo Corporation ceases to have a controlling interest in any joint venture created by Xbeam as set forth in Section 3.1.

     12.3 Material Breach.  Other than for occurrences covered by Section 12.2
          ---------------
hereof, either party shall have the right to terminate this Agreement upon thirty (30) days' written notice if the other party materially breaches or fails to perform any of its obligations, representations or undertakings hereunder, and fails to cure such breach or failure within such thirty (30) day notice period.

     12.4 Termination of License.  Upon the termination or expiration of this
          ----------------------
Agreement, Xbeam's right to use the System or Localized System shall terminate, and Xbeam shall immediately cease all use of System and Localized System Code, including without limitation any Error corrections or enhancements thereto that have become a part of the System or Localized System, and shall make no further copies of any of the foregoing. Xbeam shall immediately return to ADSmart all copies of the System and Localized System, including without limitation any Error corrections and enhancements that have become a part of the System or Localized System. Xbeam shall warrant in writing, upon request of ADSmart, that no copies of any such material have been retained or are within the control of Xbeam.

     12.5 Losses Due to Termination.  ADSmart shall not by reason solely of any
          -------------------------
expiration or termination of this Agreement be liable to Xbeam for any compensation, reimbursement, expenses or damages, or on account of any loss of prospective profits on anticipated sales, or on account of expenditures, investments, leases or commitments in connection with Xbeam's business or good will, or on any other account, and Xbeam hereby expressly waives any right to make any such claim in any proceeding or otherwise with regard to such damages.

     12.6 Payment of Monies Owed at Termination.  Upon expiration or termination
          -------------------------------------
of this Agreement, Xbeam shall immediately cease to be an ADSmart licensee and all monies then owed to either party hereunder shall become immediately due and payable notwithstanding any credit terms previously made available to Xbeam, and each party's obligations to pay any sum of money due, payable or accrued under this Agreement shall survive such expiration or termination.

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

     12.7  Advertising Material.  Upon the expiration or termination of this
           --------------------
Agreement for any reason, Xbeam shall immediately cease any reference to its status as an ADSmart licensee and any use of, or reference to, the Marks for any purpose. In such event, Xbeam shall, either destroy all advertising and promotional materials and all other materials concerning the Localized System or the Marks.

     12.8  Additional Remedies. Each party's remedies hereunder are in addition
           -------------------
to any additional rights and remedies at law or in equity.

     12.9 After the [**] year beginning on the Effective Date, and for a period ending at the end of the [**] year from the Commencement Date, Xbeam may terminate this Agreement by giving ADSmart written notice of intent to terminate, such termination becoming effective [**] after receipt (the "Notice Period"). Xbeam's termination as per this Section 12.9 shall not absolve Xbeam of obligations for payments owed ADSmart during the Notice Period, including but not limited to Licensee Fees, Localization fees, and Enhancements fees. Notwithstanding anything to the contrary in this Agreement, upon Xbeam's triggering of the Section 12.9, ADSmart shall be no longer liable for any refund of the Initial Fee, License Fees, or Localization and Enhancements fees paid by Xbeam to ADSmart prior to the effective date of termination. Upon effective date of termination at the end of the Notice Period Xbeam shall be responsible for operating the ADSmart Network for ten (10) additional months and ADSmart shall be free to enter into an agreement with a new partner and initiate service immediately.

13.  MISCELLANEOUS.

     13.1  Independent Contractors.  Xbeam shall be considered to be an
           -----------------------
independent contractor. The relationship between ADSmart and Xbeam shall not be construed to be that of employer and employee, nor to constitute a partnership, joint venture or agency of any kind. Xbeam shall have no right to enter into any contracts or commitments in the name of, or on behalf of, ADSmart, or to bind ADSmart in any respect whatsoever. In addition, Xbeam shall not obligate or purport to obligate ADSmart by issuing or making any affirmations, representations, warranties or guaranties with respect to the System or Localized System to any third party, other than the warranties set forth in
Section 8 below or otherwise provided to Xbeam by ADSmart in writing during the Term. Xbeam shall pay all of its expenses, including without limitation all travel, lodging and entertainment expenses, incurred in connection with its performance hereunder. ADSmart shall not reimburse Xbeam for any of those expenses.

     13.2  Compliance with Law.  Each party's performance hereunder shall be in
           -------------------
compliance with all applicable laws, regulations and other legal and administrative requirements.

     13.3  Regulatory Approvals. ADSmart shall be responsible for obtaining, and
           --------------------
shall use its best efforts to obtain, any and all required U.S. governmental approvals, authorization and permits pertaining to the System and Localized System, including without limitation, any such approvals related to electrical devices and medical devices. Xbeam shall be responsible for obtaining, and shall use its best efforts to obtain, any and all required non-U.S. governmental approvals, authorization and permits pertaining to the System and Localized System, including without limitation, any such approvals related to electrical devices and medical devices. Neither party shall be liable if any authorization is delayed, denied, revoked, restricted or not renewed; each party shall bear all such risks and costs caused thereby. In addition, upon termination of this Agreement for any reason, ADSmart or its designee shall be exclusively entitled to any rights Xbeam may have acquired as a result of, or in, governmental approvals authorization or permits, and Xbeam shall take all necessary actions to effect the transfer of interest in same to ADSmart or any third party identified by AD Smart.

     13.4  Force Majeure.  Except with respect to the payment of monies due
           -------------
hereunder and the responsibility to maintain the Confidential Information in confidence, neither party shall be responsible for failure to perform hereunder due to causes beyond its reasonable control, including, but not limited to, governmental requirements (including, without limitation, export control laws and regulations), work stoppages, fires, civil disobedience, embargo, war, riots, rebellions, strikes, inability to secure products, raw materials or transport, acts of God, and similar occurrences which are beyond the reasonable control of the parties hereto. Performance shall be resumed as soon as possible after the cessation of such cause.

     13.5  Waiver. The waiver by either party of any breach of this Agreement by
           ------
the other party in a particular instance shall not operate as a waiver of prior or subsequent breaches of the same or different kind.

     13.6  Governing Law.  This Agreement shall be governed and interpreted in
           -------------
all respects by and according to the laws of the Commonwealth of Massachusetts, USA, excluding its choice of law provisions. Words and phrases shall also be interpreted as understood in the USA. It is the express intent and agreement of the parties that the United Nations Convention for the International Sale of Goods shall not apply to this Agreement or to purchase orders hereunder. All disputes arising between the parties in connection with this Agreement shall be settled by arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce before a single arbitrator selected under those rules. In the event that ADSmart seeks arbitration, the place of arbitration shall be Tokyo, Japan. In the event that Xbeam seeks arbitration, the place of arbitration shall be Boston, Massachusetts. The arbitral award may be enforced in any court having jurisdiction thereof

     13.7  Notices.  All notices under this Agreement shall be in writing and
           -------
shall be by registered or certified air mail, postage prepaid, return receipt requested, reputable international express courier service providing return notice of receipt, or by telecopy with hard copy to follow immediately via air mail or express courier service in accordance with this Section 15.4, to the addresses set forth below, or at such different addresses as may be designated in writing by like notice from time to time. Such notice shall, when mailed, be effective on the tenth day after it has been deposited in the mails, or, if sent by courier, on the second business day in the jurisdiction of the recipient after delivery to the courier, or if given by telecopy, upon receipt thereof by the recipient's telecopy machine as indicated either in the sender's identification line produced by recipient's telecopy machine or in the sender's transmission confirmation report as produced electronically by sender's telecopy machine.

     If to Engage:  100 Brickstone Square
                    Andover, MA, USA  01810
                    Attention:  ____________________
                    Fax Number:

     If to ADSmart: 100 Brickstone Square
                    Andover, MA, USA 01810
                    Attention:  ____________________
                    Fax Number:

     If to Xbeam:   at 1-32-2 Harmony Tower 14F Honcho, Nakano-ku,
                    Tokyo, 100 Japan
                    Attention:  ___________________
                    Fax Number:

     13.8  Assignment. Except as expressly provided herein, neither party may
           ----------
assign this Agreement, or any of its interests herein, without the prior written consent of the other party, except that each party may assign this Agreement without such consent to an Affiliate, to its successor in connection with a merger, acquisition or consolidation, or to the purchaser in connection with the sale of all or substantially all of its assets; provided that (i) such assignee shall agree in writing in a form reasonably satisfactory to the other party to comply with such party's obligation under, and to be bound by, this Agreement. Any assignment in violation of this Section shall be void. In the event of a merger, acquisition or consolidation of ADSmart by Engage, Engage shall agree to assume ADSmart's obligation under, and to be bound by, this Agreement.

     13.9   Prior Agreements.  This Agreement cancels and supersedes all prior
            ----------------
agreements and understandings, oral or written, entered into by the Parties. This Agreement, including the Schedules A-E attached hereto, sets forth the
                              -------------
entire understanding of the Parties with respect to its subject matter and may be changed or amended only by a writing signed by duly-authorized officers of both Parties. All captions and headings contained in this Agreement are for convenience only and are not a part of this Agreement.

     13.10  Cumulative Rights.  Any rights and remedies of either party shall be
            -----------------
cumulative and may be exercised singularly or concurrently. The failure of either party, in any one or more instances, to enforce any of the terms of this Agreement shall not be construed as a waiver of future enforcement of that or any other term.

     13.11  Survival. Sections 3.2, 3.4, 6, 7.1, 8, 9.1, 9.3, 10, 11, 12.4,
12.5, 12.6, 12.7, and 13 shall survive the termination of this Agreement for an indefinite period.

     13.12  Severability.  In the event that any one or more of the provisions
            ------------
contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. In such event, the Parties shall use their best efforts to replace such invalid, illegal, or unenforceable provisions by provisions that, to the extent permitted by the applicable law, achieve the purposes intended under such invalid, illegal, or unenforceable provisions, unless the deletion or replacement of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated herein to be unreasonable.

     13.13  Successors.  This Agreement shall be binding upon and shall inure to
            ----------
the benefit of the parties and their respective successors and other legal representatives and, to the extent that any assignment is permitted hereunder, their assignees.

     13.14  English. This Agreement has been drafted and executed in the English
            -------
language. In the event of any ambiguity between the English language version and any translation into any other language, the meaning and intent contained in the English language version shall prevail.

     13.15  Counterparts. This Agreement may be executed in counterparts, each
            ------------
of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Exclusive Strategic Alliance Agreement under seal as of the date first written above.

                              ENGAGE TECHNOLOGIES, INC.

                              By:   /s/Paul Schaut
                                    ---------------------
                                    Name:  Paul Schaut
                                         ----------------
                                    Title:_______________

                              ADSMART CORPORATION

                              By:   /s/Paul Schaut
                                    ---------------------
                                    Name:  Paul Schaut
                                         ----------------
                                    Title:_______________


                              CROSS BEAM NETWORKS CORPORATION

                              By:   /s/Isao Momata
                                    ---------------------
                                    Name:  Isao Momata
                                         ----------------
                                    Title: President
                                         ----------------

                                  SCHEDULE A
                                  ----------

                         Description of ADSmart System


The System is defined as ADSmart's software and business processes for Internet advertising, including the following:

The ADSmart Network Enabling System

Sales Automation

Proposal Generation Software
Order Entry Software
Inventory Status Software
True Targeting Planner Software
Sales Policies and Procedures

Inventory Management System

Inventory Scheduling, Reservation & Tracking Software
Inventory Classification Categories
Classification Policies & Procedures

Creative Management

Online Creative Submission Software
Online Creative Approval Software

Client Support

Order Confirmation and Booking Software
Campaign Administration Software
Campaign Status Reports
Web Site Implementation Policies & Procedures
Email Notification Policy

Web Site Promotion

Online Media Kit Format
Financial Management
Billing Software

Ad Serving

Ad Server Software
Targeting Software
Targeting Methodology
Clickstream Targeting Software compatible with Engage Technologies' clickstream repository
Monitoring Software

Operations Policies & Procedures

ADSmart Business Model for Operating Advertising Networks

Staffing
Policies & Procedures
Financial Model
Customer Terms & Conditions

Third Party Hardware, Software and Communications Requirements

The ADSmart System runs on these specified platforms. One or more of each platform may be required to run the ADSmart System. Additional communications hardware and software may be required to meet mutually agreed upon performance requirements.

Sun Ultra Servers
Sun Solaris Operating System
Oracle Database for Sun Solaris
Clarion 200GB Disk Array
Cisco Pix Firewall
Cisco 2900 Switch
Cisco 7507
Cisco Router
F5 Big/IP2 or Cisco Local Director
T1 line to New York IIJ Line
HP LANPROBE
Portmaster
USR Modem Pool
Digital Link DSM

                                  SCHEDULE B
                                  ----------
                                 ADSmart Marks

ADSmart(TM)

ADSmart Corporation(TM)

ADSmart.net(TM)

ADSmart.net(TM)

Network Enabling System(TM)

Site Enabling System(TM)

The ADSmart Network(TM)

The ADSmart Network(TM)

True Targeting P1anner(TM)

True Targeting(TM)

True Targeting(TM)

                                  SCHEDULE C
                                  ----------


                      THIS PAGE LEFT INTENTIONALLY BLANK.

                                  SCHEDULE D
                                  ----------

                       Error Correction and Enhancements

Error Correction
----------------

     During the terms of this Agreement, ADSmart shall provide error correction services ("Error Correction Services") pursuant to the following procedures:

Each party shall designate a primary and secondary contact (with telephone, pager and fax numbers and email addresses) for communications and receipt of materials related to Error Correction Services.

1. Each party shall designate a primary and secondary contact (with telephone, pager and fax numbers and email addresses) for communications and receipt of materials related to Error Correction Services.

2. ADSmart's designated representative shall receive and process Xbeam's reports of~any Errors in the Localized System between the hours of 9:00 a.m. to 5:00 p.m. EST Monday through Friday, excluding ADSmart holidays. For reporting of a Class 1 Error, an ADSmart representative will be available by pager on a 24-hours per day.

3. Xbeam shall advise ADSmart of any Error within two (2) working days after its becoming aware of such Errors. Xbeam shall provide all information reasonably requested by ADSmart from time to time to assist ADSmart in identifying and solving the Errors. Xbeam shall bear all shipping charges, communications charges, and the like that are associated with providing such data to AD Smart.

4. ADSmart and Xbeam shall mutually agree to classify reported Errors as follows:

     Class 1 Error:      Renders the Localized System unusable or the use
                         thereof commercially infeasible.

     Class 2 Error:      Renders a significant function of the Localized System
                         unusable or the use thereof commercially unfeasible.

     Class 3 Error       All other Errors are Class 3 Errors, in particular, all
                         Documentation shortcomings and deviations that do not have the operational or economic consequences as defined for Class 1 and Class 2 Errors shall be deemed
                         Class 3 Errors.

In the event of any dispute related to the classification of an Error, Xbeam's classification, if reasonable, shall govern.

5. With respect to Class 1 and Class 2 Errors, within two (2) working days of receipt of notice of any such Error, ADSmart shall, at no additional charge, use best efforts to either: (i) provide Xbeam with a response specific to the Errors described, sufficient to alleviate any adverse effect of the Error on the utility of the Localized System satisfactory to Xbeam, or (ii) provide Xbeam with a response describing ADSmart's then-existing diagnosis of the Errors described and outlining ADSmart's then existing plan and timetable for correcting the Errors, in which case ADSmart shall report its progress in correcting the Errors to correcting the Errors. As well as informing Xbeam at least weekly. In addition, ADSmart shall inform Xbeam of any action that ADSmart believes should be taken by Xbeam for data preservation or other damage.

6. With respect to Class 3 Errors ADSmart will respond with a proposed plan of action back to Xbeam via email within five (5) working days and the parties will mutually agree on the plan of action.

If Xbeam determines that the Errors will not be corrected by any action as above and ask reasonably, ADSmart shall dispatch its competent engineer to correct such Errors.

This paragraph states Xbeam's exclusive remedy and ADSmart's sole obligation~for Error Correction. Under no circumstances does ADSmart warrant that all Errors can or will be corrected.


Enhancements
------------

Xbeam will notify ADSmart, in writing, of all proposed enhancements to the System and Localized System. ADSmart will respond with a proposed plan of action back to Xbeam via email within fourteen working days and the parties will mutually agree on the plan of action.

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                  SCHEDULE E
                                  ----------
                            Implementation Timeline


Within 15 days of the Effective Date of the Agreement:
-----------------------------------------------------
Xbeam and ADSmart agree upon facilities plan and order equipment, software and network bandwidth.

Within 30 days of the Effective Date of the Agreement:
-----------------------------------------------------
ADSmart trains Xbeam customer service manager and jointly defines Xbeam classification system, user roles and access rights.

Xbeam and ADSmart agree upon staffing levels, hire appropriate staff and arrange for training. ADSmart trains Xbeam technical operations staff and database administrator at ADSmart's facility in Andover, MA.

Within 75 days of the Effective Date of the Agreement:
-----------------------------------------------------
Interim System Services (as listed in Section 5.1.a) provided by ADSmart.

Within 120 days of the Effective Date of the Agreement:
------------------------------------------------------
Xbeam uses English language Ad Server from their facility in Japan to serve ads within Territory using ADSmart's English-Language database applications based in ADSmart's Andover facility.

Within 160 days of the Effective Date of the Agreement:
------------------------------------------------------

Xbeam uses Japanese language Ad Server from their facility in Japan to serve ads within Territory using ADSmart's English-language database applications located in ADSmart's Andover facility.

Within 200 days of the Effective Date of the Agreement:
------------------------------------------------------
Xbeam uses Japanese-language Ad Server along with Japanese-language database applications from their facility in Japan to serve ads.

                                   ADDENDUM
                                   --------

Reference is made to Exclusive Strategic Alliance Agreement dated January 7, 1998 (the "Agreement") between Engage Technologies, Inc. ("EG"), ADSmart Corporation ("ADSmart") and Cross Beam Networks Corporation ("Xbeam").


EG for itself and ADS mart and Sumitomo Corporation for itself and Xbeam hereby agree as follows:


1. EG acknowledges that it has acquired the engineering division of ADSmart and it shall be responsible for developing the next version of Accipiter based ADSmart and also for providing on-going version-up of the same.

2. EG/ADSmart and SC/Xbeam shall immediately meet to clarify the status of the project of such development on the part of ADSmart and shall discuss and agree upon (i) the completion date for the localization of the next version of Accipiter based ADS mart and (ii) the commencement date of the services based on that next version, each of which shall be on or before the end of December, 1998. Such next version needs to be acceptable to the customers in Japan. Until the completion of such next version, EG shall provide full support and assistance utilizing their commercial and technical resources in order to keep the reputation and goodwill of ADSmart and keep the services of ADSmart attractive to the customers in Japan. EG shall at its responsibility procure that the localization and the commencement of the services of ADSmart shall be completed by the above-mentioned dates. It is a condition to SC's execution of the contract in relation to the establishment of a joint venture company between SC and EG for the purpose of pursuing the business opportunities in the territory of Japan through the commercialization of Internet behavioral profiling and marketing products, database subscription services and the performance of related consulting services (the "Contract") that the above mentioned dates shall have been agreed upon among EG/ADSmart and SC/Xbeam by the end of June, 1998. For avoidance of doubt, the foregoing shall be without prejudice to SC/Xbeam's right to the payment of liquidated damages for delay payable by ADSmart under the Agreement.

3. This Addendum is an integral part of the Agreement. Terms already defined in the Agreement but not otherwise defined in this Addendum shall have the same meanings defined in the Agreement.

Signature below by both parties signifies the foregoing:

For and on behalf of                              For and on behalf of
Engage Technologies, Inc.                         Sumitomo Corporation



/s/ Paul E. Schaut                                 /s/ Hiroji Iwasaki
------------------                  --------      -------------------           --------
Paul E. Schaut                        Date        Hiroji Iwasaki                Date
President & CEO                                   Director
Engage Technologies, Inc.                         Deputy General Manager
                                                  Media Business Division
                                                  Sumitomo Corporation


For and on behalf of                              For and on behalf of
ADSmart Corporation                               Cross Beam Networks Corporation



/s/ Paul E. Schaut                                 /s/ Isao Momota
------------------                   --------      ----------------              --------
Paul E. Schaut                         Date       Isao Momota                    Date
President & CEO                                   General Manager
Engage Technologies, Inc.                         Information & Telecommunication
                                                  Business Department No. 2
                                                  Sumitomo Corporation

SCHEDULE A
----------


                       Description of Advertising System


The Advertising System is defined as ADSmart's business processes and Accipiter's software for automating Internet advertising placement. The business processes have already been delivered to Xbeam. The software will be delivered in two phases, the first phase based on Accipiter Ad Manager 2.2 and the second based on Accipiter Ad Manager 4.0.

Business Processes

ADSmart Business Model for Operating Advertising Networks

staffing
Policies & Procedures
Financial Model
Customer Terms & Conditions

Software

Phase 1: Accipiter Ad Manager 2.2 (English) with Advertising Network Enhancements and Interface to Engage profiles

 .    Accipiter Ad Manager 2.2
 .    Direct Server Software for Remote Ad Serving
 .    Taxonomy for Organizing Multiple Sites with Multiple Content Areas
 .    Automatically Generated Reports for Web Sites in Email Format
 .    Targeting by Engage.Knowledge user profiles
 .    Technical Consulting, including Taxonomy set up, Technical Training and
     Software Installation
 .    Customer Support Training

Phase 2: Accipiter Ad Manager 4.0 (English) with Localized Reports, Advertising Network Enhancements and Interface to Engage profiles

 .    Accipiter Ad Manager 4.0, Double-byte Enabled
 .    Direct Server Software for Remote Ad Serving
 .    Taxonomy for Organizing Multiple Sites with Multiple Content Areas
 .    Automatically Generated Localized Reports for Web Sites with remote access
 .    Secured access for individual web sites to create and manage their own campaigns
 .    Secured access for individual web sites to create and manage their own content
 .    Secured access for agencies and advertisers to plan and reserve campaigns
 .    Targeting by Engage.Knowledge user profiles
 .    Additional documentation for all features listed above which are not covered in Accipiter 4.0 standard documentation set
 .    Technical Consulting, including Taxonomy set up, Technical Training and
     Software Installation
 .    Customer Support Training

Phase 3: Localized Accipiter Ad Manager 4.0 with Advertising Network Enhancements and Interface to Engage Profiles

 .    Accipiter Ad Manager 4.0 with localized user interfaces and documentation.
     (Technical documentation will not be localized)
 .    Localized Direct Server Software for Remote Ad Serving
 .    Localized secure access for individual web sites to create and manage their own campaigns
 .    Localized secure access for individual web sites to create and manage their own content
 .    Localized secure access for agencies and advertisers to plan and reserve campaigns
 .    Localized targeting interface for Engage.Knowledge user profiles
 .    Additional localized documentation for all features listed above which are not covered in Accipiter 4.0 standard documentation set.

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                  SCHEDULE E
                                  ----------
                            Implementation Timeline


[**] after conclusion of original Agreement
    ---------------------------------------
Xbeam and ADS mart agree upon facilities plan and order equipment, software and network bandwidth.

[**] after conclusion of original Agreement:
    ---------------------------------------

Xbeam provides ADSmart with site classification data, user roles and access rights. Xbeam and ADSmart agree upon staffing levels, hire appropriate staff and arrange for training.

ADSmart trains Xbeam technical operations staff and database administrator at ADSmart's facility in Andover, MA.

[**] after conclusion of original Agreement:
    ---------------------------------------
ADSmart trains Xbeam customer service staff at ADSmart's facility in Andover, MA.

[**] after conclusion of original Agreement:
    ---------------------------------------
Interim System Services (as listed in Section 5.1 .a) provided by ADSmart.

[**]
Engage delivers Phase 1 of the Advertising System, as described in Schedule A, with the exception of Technical Consulting and Customer Support Training. Engage continues to support ADSmart Interim System Services up until [**].


[**]
Engage delivers Technical Consulting and Customer Support Training for Phase 1 of the Advertising system, as described in Schedule A. Xbeam implements Phase 1 of the Advertising System, as described in Schedule A, in Japan. Xbeam ceases use of AD Smart proprietary software.

[**]
Engage delivers Phase 2 of the Advertising System, as described in Schedule A, with the exception of Technical Consulting and Customer Service Training.

After [**] but No Later Than [**]
-----     ------------------
Engage delivers Phase 3 of the Advertising System, as described in Schedule A, with the exception of Technical Consulting and Customer Service Training.

                              SECOND AMENDMENT TO
                    EXCLUSIVE STRATEGIC ALLIANCE AGREEMENT
                    --------------------------------------


     This Second Amendment (the "Amendment") to the Exclusive Strategic Alliance Agreement is entered into as of November 26, 1998 (the "Effective Date") by and among Engage Technologies, Inc. ("Engage"), ADSmart Corporation ("ADSmart"), Sumitomo Corporation ("Sumitomo"), Cross Beam Networks Corporation ("Xbeam"), and Interactive Solutions, Inc. ("1S1").

     WHEREAS Engage, ADS mart and Xbeam are parties to an Exclusive Strategic Alliance Agreement dated January 7, 1998 (the "Agreement");

     WHEREAS Engage, ADSmart, Sumitomo and Xbeam are parties to an addendum to the Agreement executed as of June 18, 1998; and

     WHEREAS Engage, ADSmart, Sumitomo, Xbeam and ISI desire to amend the Agreement in order to assign all of the rights, obligations and liabilities under the Agreement from Xbeam to ISI, a wholly-owned subsidiary of Sumitomo.

     NOW, THEREFORE, Engage, ADSmart, Sumitomo, Xbeam and 1S1 agree as follows:

1. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2. Pursuant to Section 13.8 of the Agreement, Xbeam hereby assigns to ISI all of its rights, obligations and liabilities under the Agreement, and ISI hereby assumes all of the rights, obligations and liabilities (whether past, present or future) of Xbeam under the Agreement, and the parties hereto hereby consent to such assignment and assumption effective as of the Effective Date. All notices to ISI under the Agreement shall be sent to the following address:

                      Interactive Solutions, Inc.
                      2FShinshu-Meitetsu Yasuda Building
                      3-15 Kandanishikicho
                      Chiyoda-ku, Tokyo 101-0054, Japan

3. Except as specifically set forth herein, no other portion of the Agreement shall be affected.

4. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized representatives below as of the day and year first above written.

ENGAGE TECHNOLOGIES, INC.                    ADSMART CORPORATION



By:  /s/ Stephen A. Royal                   By:    /s/ John Federman
     --------------------------------            --------------------------
     Name:  Stephen A. Royal                     Name:  John Federman
     Title: Chief Financial Officer              Title: President


INTERACTIVE SOLUTIONS, INC.                  CROSS BEAM NETWORKS CORPORATION



By:  /s/ Ikuo Matsumoto                      By:   /s/ Motohiko Ikweda
     -------------------------                   --------------------------
     Name:  Ikuo Matsumoto                       Name:  Motohiko Ikeda
     Title: President                            Title: President


SUMITOMO CORPORATION



By:  /s/ Isao Momota
     ----------------------------
     Name:  Isao Momota
     Title: General Manager
            Information & Telecommunications
            Business Department No. 2

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                              THIRD AMENDMENT TO
                    EXCLUSIVE STRATEGIC ALLIANCE AGREEMENT
                    --------------------------------------


     This Third Amendment(the "Amendment") to the Exclusive Strategic Alliance Agreement is entered into as of January 20, 1999 (the "Effective Date") by and among Engage Technologies, Inc. ("Engage"), ADSmart Corporation ("ADSmart"), Sumitomo Corporation ("Sumitomo"), and Interactive Solutions, Inc. ("ISI") (collectively the "Parties").

     WHEREAS the Parties entered into an Exclusive Strategic Alliance Agreement dated January 7, 1998 (the "Agreement") as amended by addendum executed as of June 18, 1998 and amendment dated November 26, 1998; and

     WHEREAS the Parties desire to further amend the Agreement as set forth below.

     NOW, THEREFORE, the Parties agree as follows:

1. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement. In the event of any conflict between the terms and conditions of this Amendment and the terms and conditions of the Agreement, this Amendment shall control,

2.   Section 6.1(b) of the Agreement shall be amended as follows:

     Notwithstanding any other provision of this Agreement: (i) the Annual License Fee for the Third Year shall be [**], which amount shall represent Engage's entire liability and sole and final payment for any delayed delivery of the Localized System and/or any other deliverable under the Agreement as amended; and (ii) by [**] Engage shall deliver Phases 2 and 3 of the Advertising System, as described in Schedule A, with the exception
                                                ----------
     of Technical Consulting and Customer Service Training.

3. Except as specifically set forth herein, no other portion of the Agreement shall be affected.

4. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized representatives below as of the day and year first above written.

ENGAGE TECHNOLOGIES, INC.                    ADSMART CORPORATION


By:    /s/ Stephen A. Royal                  By:    /s/John Federman
     --------------------------------            --------------------------
     Name:  Stephen A. Royal                     Name:  John Federman
     Title: Chief Financial Officer              Title: President


INTERACTIVE SOLUTIONS, INC.                  SUMITOMO CORPORATION



By:    /s/ Ikuo Matsumoto                    By:   /s/ Isao Momota
     -------------------------                   ----------------------------
     Name:  Ikuo Matsumoto                       Name:  Isao Momota
                                                       -------------------
     Title: President                            Title: General Manager
                                                        Information &
                                                        Telecommunications
                                                        Business Department
                                                        No. 2